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                                                                   EXHIBIT 10.19

                             EMPLOYMENT AGREEMENT

  Hiway Technologies, Inc., a Delaware corporation, located at 5050 Blue Lake Drive, Boca Raton, Florida 33431, its predecessors, successors and assigns, (hereinafter referred to as "Employer") and ______________________________ (hereinafter referred to as "Employee") hereby enter into this Employment Agreement as of the date set forth below. In consideration of the mutual promises made herein, the parties hereto agree as follows:


                        ARTICLE 1.  TERM OF EMPLOYMENT

                               Specified Period

  Section 1.1. Employer hereby employs Employee and Employee hereby accepts employment with Employer for a period of three (3) years, beginning January 1, 1998 and terminating on December 31, 2000.


                               Automatic Renewal

  Section 1.2. This Agreement shall be renewed automatically for succeeding terms of Two (2) years unless one party gives notice to the other at last ninety
(90) days prior to the expiration of any term of his or its intention not to renew.


                           "Employment Term" Defined

  Section 1.3. As used herein, the phrase "Employment Term" refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Employee.


                ARTICLE 2.  DUTIES AND OBLIGATIONS OF EMPLOYEE

                         General Duties and Authority

  Section 2.1. Employee shall serve as the ___________________________ of Employer. In such capacity, Employee shall do and perform all services, acts or things necessary or advisable to discharge the normal duties of such office of Employer, subject at all times to the policies set by Employer's Board of Directors.

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                        Devotion to Employer's Business

     Section 2.2.

(a) Except as otherwise provided herein, Employee shall devote substantially all of his productive time, ability and attention to the business of Employer during the term of this Agreement.

(b) And except in connection with business arrangements in effect as of the date of this Agreement; Employee shall not engage in any material new business ventures, duties or pursuits, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization for compensation, without the prior written consent of Employer. The expenditure of reasonable amounts of time for education, charitable or professional activities shall not be deemed a breach of this Agreement if such activities do not materially interfere with the services required under this Agreement.

(c) This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.


                            Competitive Activities

Section 2.3.

During the term of this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of Employer as of the date of such activity, except that Employee's investment in publicly traded corporations shall not be deemed to be a breach of this Section 2.3 unless Employee owns more than five percent of the outstanding shares of such corporation.


Section 2.4.

   (a) During the term of this Agreement or any extensions thereof, Employee agrees that he will not undertake planning for or organization of any business activity competitive with Employer's business or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any competitive business activity.

   (b) During the term of this Agreement or any extensions thereof and except as provided in Section 2.1, Employee agrees that he will not directly or indirectly or by action in concert with others induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by Employer to terminate his or her employment or engagement.

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   (c)  Employee hereby covenants and represents that he will not at any time during the term of this Agreement or any extensions thereof, directly or indirectly use or divulge, disclose or communicate any confidential information of Employer to others, except in the proper performance of his authorized duties.

   (d) Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of the terms and covenants of it.


                      ARTICLE 3.  OBLIGATIONS OF EMPLOYER

                              General Description

  Section 3.1. Employer shall provide Employee with the compensation, incentives, benefits and business expense reimbursement specified elsewhere in this Agreement.


                               Office and Staff

  Section 3.2. Employer shall provide Employee a private office, office equipment, supplies and other facilities and services suitable to Employee's position and adequate for the performance of his duties.


                     Indemnification of Losses of Employee

  Section 3.3. To the fullest extent permitted by Delaware law, Employer shall indemnify and defend Employee from all costs, expenses and losses whether direct or indirect, including consequential damages and attorney's fees, incurred or sustained by Employee in consequence of the proper discharge of his duties on Employer's behalf.


                     ARTICLE 4.  COMPENSATION OF EMPLOYEE

                                 Annual Salary

  Section 4.1.

   (a) As compensation for the services to be performed hereunder, Employee shall receive an initial base salary at the rate of One Hundred Sixty Thousand Dollars ($160,000) per year beginning June 1, 1998.

   (b) Employee shall receive such increases in salary as may be determined by Employer's Board of Directors or its Compensation Committee in its sole discretion from time to time, but the Board shall not decrease the salary set forth in Section 4.1(a) above except with

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Employee's consent. Such increases shall be considered a part of this Agreement and subject to its terms.


                              Bonus Compensation

  Section 4.2. In addition to his base salary, Employee shall be entitled to receive annual bonuses during the term of this Agreement equal to five percent (5%) of Company EBITDA (as calculated before consideration of this and all such similar bonuses) up to a maximum of One Hundred Forty Thousand Dollars ($140,000) for each calendar year of the Company, to be paid by the end of the first quarter of the succeeding year.


                                Tax Withholding

  Section 4.3. Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.


                                Annual Vacation

  Section 4.4. Employee shall be entitled to twenty (20) paid vacation days each year. Employee may be absent from his employment for vacation only at such times as may be approved by Employer, such approval not to be unreasonably withheld. In the event that Employee is unable for any reason to take the total amount of vacation time authorized herein during any year, he shall be deemed to have carried forward any entitlement to vacation for that year.


                              Automobile Expenses

  Section 4.5. Employee shall be entitled to the use of an Employer-provided automobile, including gasoline, maintenance and insurance, in the furtherance of his duties hereunder pursuant to standard Employer Policy.


                             Insurance and Benefits

  Section 4.6. Employee shall be eligible to participate in all life, health, medical and dental insurance and benefit plans, including a 401k plan, and any other plan offered during the term of this Agreement by Employer should Employee elect to participate in such plans.

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                ARTICLE 5.  REIMBURSEMENT OF BUSINESS EXPENSES

  Section 5.1.

   (a) Employer shall promptly reimburse Employee for all business expenses incurred by Employee in connection with the business of Employer.

   (b) Each such expenditure shall be reimbursable only if Employee furnishes to employer adequate records and other documentary evidence required by the appropriate taxing authorities for the substantiation of each such expenditure.


                     ARTICLE 6.  TERMINATION OF EMPLOYMENT

                             Termination for Cause

  Section 6.1.

   (a) Employer reserves the right to terminate this Agreement for cause. For purpose of this Agreement, the Employer shall have "Cause" to terminate Employee's employment hereunder upon (i) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from Employee's incapacity due to physical or mental illness), after demand for substantial performance is delivered by Employer that specifically identifies the manner in which Employer believes Employee has not substantially performed his duties, or (ii) the willful engaging by Employee in misconduct which is materially injurious to the Employer, monetarily or otherwise.

   (b) Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause without (i) reasonable notice to Employee setting forth the reasons for employer's intention to terminate for Cause, (ii) an opportunity for Employee, together with his Counsel, to be heard before Employer's Board of Directors ("Board") and (iii) delivery to Employee of a notice of termination from the Board finding that in the good faith opinion of the Board, Employee was guilty of conduct set forth in clause (a)(i) or (a)(ii) of the preceding paragraph, and specifying the particulars thereof in detail.


                           Termination Without Cause

  Section 6.2.

   (a)  This Agreement shall be terminated upon the death of Employee.

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   (b)  Employee may terminate this Agreement upon thirty (30) days written notice to Employer if there occurs (i) a change in control of Employer (as defined below), (ii) a failure by Employer to comply with any material provision of this Agreement which has not been cured within thirty (30) days after notice of such noncompliance has been given by Employee to Employer, (iii) any material change by Employer in Employee's duties, responsibilities, job title or description, or location of his office, unless such change was initiated at the request or suggestion of the Employee or (iv) a termination of Employee's employment under Section 6.1(a) which is not effected pursuant to the procedures set forth in Section 6.1(b) or which is disputed and is finally determined by a court of competent jurisdiction, not to have been for cause.

   (c) For purposes of this Section, a "change in control of Employer" shall be deemed to have occurred if (i) any person or entity becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of Employer representing fifty percent (50%) or more of the combined voting power of Employer's then outstanding securities.

   (e) Except as otherwise provided herein, termination under this Section 6.2 shall not be considered "for cause" for purposes of this Agreement.


                            Termination by Employee

  Section 6.3. Employee may at any time terminate his obligations under this Agreement by giving Employer at least thirty (30) days written notice.


                   ARTICLE 7.  COMPENSATION UPON TERMINATION

                         Compensation Upon Termination

  Section 7.1.  For Cause or Election by Employee.  If Employer terminates
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Employee's employment hereunder for cause, pursuant to Section 6.1, or Employee effectively terminates his employment pursuant to Section 6.2(a), 6.2(b)(iii) (where the termination is a result of a "change" that was initiated at the request or suggestion of the Employee only), or 6.3, then Employer shall pay Employee's compensation through the date of termination, reimburse Employee for all outstanding business expenses, and pay Employee for all other matters required by law, such as for accrued vacation, but Employer shall have no further obligations under this Agreement.

  Section 7.2.  Without Cause.  If Employer terminates Employee's employment
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without cause and for reasons other than as provided in Sections 7.3 or 7.4 or other than as a result of Employee's suggestion as provided in 6.2(b)(iii), then Employee shall be paid both salary and bonus compensation through the then remaining term of this Agreement, during which period vacation pay shall continue to accrue and be paid as accrued, use of Employer-provided automobile and all insurance and benefits shall continue, and all of employee's stock options shall vest fully and the period of exercise thereof shall continue for not less than the remaining term of this Agreement.

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  Section 7.3.  Change of Control.  If the termination of Employee's employment
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occurs because of a change of control pursuant to Section 6.2(b)(i), then
Employer shall pay Employee as provided in Section 7.2 without regard to any other provisions of this Agreement.

  Section 7.4.  Material Breach By Employer.  If a court of competent
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jurisdiction makes a final determination that Employee terminated his employment because of a material breach by Employer as provided in Section 6.2(b)(ii),
(iii) or (iv) then Employer shall pay Employee as provided in Section 7.2 and in addition, Employer shall pay all other damages to which Employee may be entitled as a result of such breach, and including all legal fees and expenses incurred by him as a result of such termination. Employee shall not be required to mitigate the amount of any payment payable under this Article 7.


                        ARTICLE 8.  GENERAL PROVISIONS

                                    Notices

  Section 8.1. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the address appearing in the introductory paragraph of this Agreement, but each party may change that address by written notice in accordance with this Section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notice shall be deemed communicated as of one day after the date of mailing.


                           Attorneys' Fees and Costs

  Section 8.2. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.


                                Entire Agreement

  Section 8.3. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter contained herein and contains all of the covenants and agreements between the parties with respect to that subject matter. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

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                                 Modifications

  Section 8.4. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged.


                               Effect of Waiver

  Section 8.5. The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.


                              Partial Invalidity

  Section 8.6. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


                            Law Governing Agreement

  Section 8.7. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware.

  Executed on _________________, 1998 by:

                                        EMPLOYER:

                                        Hiway Technologies, Inc.


                                        By:________________________________


                                        EMPLOYEE:


                                        __________________________________

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